UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2019

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 839-0095

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HEB	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Stockholders on May 29, 2019. The requisite quorum for the meeting of 40.0% was present. At the meeting, stockholders voted as follows:

Approval of Board Authorization to amend Hemispherx’s Certificate of Incorporation to effect, at its sole discretion, a reverse stock split of outstanding shares of Hemispherx’s Common Stock by a ratio in the range of 1-for-20 to 1-for-50 (the “Reverse Stock Split”), with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio to be set within the above range, as determined by the Board in its discretion:

For: 37,584,479	Against: 5,396,070	Abstain: 634,293	Broker non-votes: 0

The proposal passed by approximately 55% of all issued and outstanding shares and approximately 86% of the shares actually voted were voted in favor of the reverse split.

Item 8.01. Other Events.

Following the May 29, 2019 Special Meeting of the Company’s Stockholders, the Company’s Board of Directors met and determined to amendment to the Company’s Certificate of Incorporation to effect the reverse stock split at a ratio of 1-for-44. The effective date upon which the reverse stock split will take effect is June 10, 2019.

For more information on the Reverse Split please see the press release furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

May 31, 2019	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO